Exhibit 4.3

ALLEGIANT TRAVEL COMPANY,

as Issuer

and

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Guarantors

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 24, 2026

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

First Supplemental Indenture dated as of June 24, 2026 (the “First Supplemental Indenture”) among Allegiant Travel Company, a Nevada corporation (the “Company”), the Guarantors party to the Indenture (as defined below), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), to the Indenture, dated as of August 17, 2022, between the Company, the Guarantors and the Trustee and Collateral Agent (the “Indenture”).

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture) has heretofore executed and delivered to the Trustee the Indenture among the Company, the Guarantors and the Trustee and Collateral Agent, providing for the issuance in aggregate of $550,000,000 7.250% Senior Secured Notes due 2027 (the “Notes”);

WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Guarantors and the Trustee and Collateral Agent, as applicable, may amend the Indenture as it applies to the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof;

WHEREAS, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement (as defined herein), the Company has been soliciting consents from the Holders of the Notes to the Proposed Amendments (as defined in the Consent Solicitation Statement) to the Indenture, and the Holders of at least a majority in principal amount of the Notes outstanding, excluding any Notes owned by the Company or its affiliates, have consented to the Proposed Amendments to the Indenture effected by this First Supplemental Indenture, which consents have not been validly withdrawn, and reasonably satisfactory evidence of which has been furnished to the Trustee by the Company;

WHEREAS, the Company has provided to the Trustee an Officer’s Certificate and Opinion of Counsel each stating that the execution and delivery of this First Supplemental Indenture is authorized or permitted by the Indenture and that the Company and the Guarantors have complied with all conditions precedent provided for in the Indenture relating to the execution and delivery of this First Supplemental Indenture, has requested the Trustee to join with it and the Guarantors in the execution and delivery of this First Supplemental Indenture, and pursuant to Section 9.2 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this First Supplemental Indenture; and

WHEREAS, all other actions necessary to make this First Supplemental Indenture a legal, valid and binding agreement of the Company, the Guarantors and the Trustee and Collateral Agent, in accordance with its terms, and a valid amendment and supplement to the Indenture have been performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

ARTICLE I
AMENDMENTS TO INDENTURE

Section 1.1. Amendments to the Indenture.

Upon the furnishing of reasonably satisfactory evidence of the requisite consents and written notification to the Trustee by the Company that this First Supplemental Indenture has become operative and that the Company has purchased all of the Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on June 23, 2026, pursuant to the Offer to Purchase and Consent Solicitation Statement (the “Consent Solicitation Statement”), and any amendments, modifications, or supplements thereto, then automatically (without further act by any person), with respect to the Notes:

(a)
the following Sections of the Indenture and all references thereto shall be deleted from the Indenture in their entirety: Section 4.6 (Restricted Payments), Section 4.7 (Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.8 (Limitations on Liens), Section 4.9 (Additional Guarantors), Section 4.10 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.11 (Transactions with Affiliates), Section 4.12 (Offer to Repurchase Notes Upon a Change of Control) and Section 4.13 (Offer to Repurchase Notes Upon an Asset Sale);

(b)
the following Sections of the Indenture and all references thereto shall be deleted from the Indenture in their entirety and the occurrence of the events described in such Sections of the Indenture shall no longer constitute Events of Default under the Indenture: Section 6.1(3), Section 6.1(4) and Section 6.1(5); and

(c)
in the current first sentence of Sections 3.1 and 3.3 of the Indenture, the phrase “at least 30 days but not more than 60 days” shall be amended and restated to read “at least three business days but not more than 60 days.”

ARTICLE II
MISCELLANEOUS

Section 2.1. Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2. Indenture in Full Force and Effect.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

Section 2.3. Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 2.5. Counterparts.

The parties hereto may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.6. Headings.

The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.7. Conflicts with Trust Indenture Act.

If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture or the Indenture by the Trust Indenture Act, the required provision shall control.

Section 2.8. Effectiveness.

The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.2 of the Indenture; provided that the amendments to the Indenture set forth in Section 1.1 of this First Supplemental Indenture shall become operative as specified in Section 1.1 hereof.  The Company shall provide prompt notice to the Trustee if for any reason the purchase of the Notes by the Company pursuant to Section 1.1 of this First Supplemental Indenture will not occur and the provisions of this First Supplemental Indenture will not become operative.

Section 2.9. The Trustee.

The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture.  The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture, the consents from the Holders of the Notes to the Proposed Amendments to the Indenture, the Consent Solicitation Statement, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this First Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.  The Company hereby confirms to the Trustee that this First Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Account Tax Compliance Act (“FATCA”) purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ALLEGIANT TRAVEL COMPANY

By:	/s/ Robert J. Neal
Robert J. Neal, President and Chief Financial Officer

ALLEGIANT AIR, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President and Chief Financial Officer

ALLEGIANT VACATIONS, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, Executive Vice President and Chief Financial Officer

G4 PROPERTIES, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President and Chief Financial Officer

G4 WORKS LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

AFH, INC.

By:	/s/ Robert J. Neal
Robert J. Neal, Chief Financial Officer

SUNRISE ASSET MANAGEMENT, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President and Chief Financial Officer

SUN COUNTRY AIRLINES HOLDINGS, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President

SUN COUNTRY, INC.

By:	/s/ Robert J. Neal
Robert J. Neal, Chief Executive Officer

SCA ACQUISITION INTERMEDIATE, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President

SCA ACQUISITION, LLC

By:	/s/ Robert J. Neal
Robert J. Neal, President

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Anna Churchill
Anna Churchill, Vice President

[Signature Page to First Supplemental Indenture]